UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2019

FB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Commerce Street, Suite 300 Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

(615) 564-1212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of FB Financial Corporation (the “Company”) was held on May 16, 2019. At the annual meeting, the Company’s shareholders elected nine directors to hold office for one year and until their successors are duly elected and qualified: William F. Andrews, James W. Ayers, J. Jonathan Ayers, Agenia Clark, James L. Exum, Christopher T. Holmes, Orrin H. Ingram, Raja J. Jubran, and Emily J. Reynolds. In addition, at the annual meeting, the shareholders ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The final voting results are set forth below.

(1)	Election of directors:

Nominee	For	Against	Abstain
William F. Andrews	29,126,059	25,177	3,948
James W. Ayers	28,557,382	595,012	2,790
J. Jonathan Ayers	28,558,641	593,580	2,963
Agenia W. Clark	26,553,019	2,599,149	3,016
James L. Exum	26,550,039	2,601,274	3,871
Christopher T. Holmes	28,897,414	254,935	2,835
Orrin H. Ingram	29,008,766	143,297	3,121
Raja J. Jubran	29,150,708	398	4,078
Emily J. Reynolds	26,561,949	2,590,222	3,013

(2) Ratification of the appointment of the Company’s independent registered public accounting firm for 2019:

For	Against	Abstain
30,389,097	4,136	1,812

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By: /s/ James R. Gordon
James R. Gordon
Chief Financial Officer

Date:    May 22, 2019